EXHIBIT 99

WESTERFED FINANCIAL CORPORATION ANNOUNCES
INCREASED QUARTERLY DIVIDEND

            Missoula, Montana   -  September 28, 2000   -    WesterFed Financial Corporation (NASDAQ - WSTR), the holding company for Western Security Bank, announced it will pay a regular cash dividend of $0.175 per share for the quarter ended September 30, 2000. The $0.175 per share will be payable on October 26, 2000 to stockholders of record on October 12, 2000. The regular quarterly cash dividend of $0.175 represents an increase of 2.94% over the prior quarter's regular cash dividend of $0.170 per share. The WesterFed Financial Corporation has increased regular cash dividends every quarter since becoming a public company.

             WesterFed Financial Corporation's only subsidiary, Western Security Bank, which is Montana's largest savings bank, operates twenty-seven offices in fourteen Montana communities.

CONTACT:      Ralph K. Holliday, President/CEO
                         James A. Salisbury, EVP/Treasurer/CFO
                         (406) 721-5254